SECOND AMENDMENT TO LEASE
AND EXTENSION AGREEMENT

This Second Amendment to Lease and Extension Agreement (the "Second Amendment") is made and entered into as of this 24th day of May, 2010 by and between 201-207 SOUTH STREET LLC, a Delaware limited liability company ("Landlord"), having an address c/o Essex River Ventures, Inc., 52-R Roland Street, Charlestown, Massachusetts 02129 and ZOOM TELEPHONICS, INC., a Delaware corporation ("Tenant"), having an address at 207 South Street, Boston, Massachusetts 02111.

WHEREAS, Landlord and Tenant entered into that certain Lease dated as of December 22, 2006 by and between Landlord and Tenant, as amended by that certain First Amendment to Lease, Surrender and Extension Agreement dated as of November 11, 2008 by and between Landlord and Tenant (the "First Amendment") (the Lease, as so amended, is hereinafter called the "Lease") pursuant to which Tenant leased from Landlord certain premises comprised of approximately 14,400 rentable square feet of space (the " Premises") as more particularly shown on Exhibit A attached hereto on the entire fourth (4th) and fifth (5th) floors of the building known as and numbered 207 South Street, Boston, Massachusetts and the entire fifth (5th) floor of the building known as and numbered 201 South Street, Boston, Massachusetts; and

WHEREAS, Tenant shall continue to use and occupy the entire fourth (4th) and fifth (5th) floors of 207 South Street and the entire fifth (5th) floor of 201 South Street in "as is" condition without any representations or warranties (express, implied or otherwise); and

WHEREAS, Landlord and Tenant mutually desire to extend the Term of the Lease commencing on May 1, 2010 through and including April 30, 2016 (the "Second Extended Term"), unless sooner terminated in accordance with the terms and provisions of the Lease, and amend the Lease upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the agreements of the parties set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

2. Nothing contained herein shall be deemed or construed as a release or waiver of any of the terms or provisions of the Lease which, according to the terms of the Lease, survive expiration or earlier termination of the Lease.

3. The Term shall be extended for a period of six (6) years commencing on May 1, 2010 through and including April 30, 2016, unless sooner terminated in accordance with the terms and provisions of the Lease.

4. During the Second Extended Term, Basic Rent shall be payable as follows: (i) commencing on May 1, 2010 through and including April 30, 2011, the annual Basic Rent shall be $259,200.00 payable in equal monthly installments of $21,600.00 per month (being a rental rate of $18.00 per rentable square foot); and (ii) commencing on May 1, 2011 through and

including April 30, 2012, the annual Basic Rent shall be $273,600.00 payable in equal monthly installments of $22,800.00 per month (being a rental rate of $19.00 per rentable square foot); and (iii) commencing on May 1, 2012 through and including April 30, 2013, the annual Basic Rent shall be $288,000.00 payable in equal monthly installments of $24,000.00 per month (being a rental rate of $20.00 per rentable square foot); and (iv) commencing on May 1, 2013 through and including April 30, 2014, the annual Basic Rent shall be $302,400.00 payable in equal monthly installments of $25,200.00 (being a rental rate of $21.00 per rentable square foot); and (v) commencing on May 1, 2014 through and including April 30, 2015, the annual Basic Rent shall be $316,800.00 payable in equal monthly installments of $26,400.00 (being a rental rate of $22.00 per rentable square foot); and (vi) commencing on May 1, 2015 through and including April 30, 2016, the annual Basic Rent shall be $331,200.00 payable in equal monthly installments of $27,600.00 (being a rental rate of $23.00 per rentable square foot). All Basic Rent shall be payable in accordance with the terms and provisions of the Lease, as amended by this Second Amendment, and shall be payable without notice, offset, abatement, deduction or demand.

5. During the Second Extended Term, the Escalation Factor shall be 25.70%, as computed in accordance with the Escalation Factor Computation.

6. Notwithstanding anything to the contrary contained in the Lease, Tenant shall pay all charges for electricity, HVAC and other utilities used or consumed in the Premises, and Tenant shall make direct payment to the utility provider for any costs and expenses related to the operation of lights, plugs and HVAC in the Premises.

7. The Early Termination Option contained in Paragraph 17 of the First Amendment is hereby amended as follows: The one (1) reference to "July 1, 2010" contained in Paragraph 17 of the First Amendment shall be deleted and, in replacement thereof, the reference to "December 1, 2011" is hereby added to Paragraph 17 of the First Amendment. The two (2) references to "December 1, 2010" contained in Paragraph 17 of the First Amendment shall be deleted and, in replacement thereof, the two (2) references to "June 1, 2012" are hereby added to Paragraph 17 of the First Amendment.

8. Tenant hereby represents and warrants to Landlord that Tenant has dealt with no broker in connection with the consummation of this Second Amendment other than NAI Hunneman (the "Broker") and in the event of any brokerage claims against Landlord predicated upon prior dealings with any such party other than the Broker, Tenant agrees to defend the same and indemnify and hold Landlord harmless in connection with any such claim and any loss, cost, expense or damages related thereto. Tenant's indemnification and its other obligations contained in the preceding sentence shall survive the expiration or any termination of the Lease, as amended by this Second Amendment.

9. Except as amended and modified by this Second Amendment, all the terms, provisions, agreements, covenants and conditions of the Lease are hereby affirmed and ratified.

10. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11. This Second Amendment may be executed in one or more counterparts.

[Remainder of Page Intentionally Left Blank – Signature Page Follows]

IN WITNESS WHEREOF, this Second Amendment to Lease and Extension Agreement has been executed as of the day and year first above written.

LANDLORD:

201-207 SOUTH STREET LLC

By: Essex River Ventures, Inc.
Its: Asset Manager

By: [signature]
Its: President & CEO

TENANT:

ZOOM TELEPHONICS, INC.

By: [signature]
Its: President & CEO

BSL 0012A#1